 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 26, 2016

  BLACKBOXSTOCKS INC.
 (Exact name of registrant as specified in its Charter)

Nevada	0-55108	45-3598066
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
5430 LBJ Freeway, Suite 1485, Dallas, Texas 75240
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  (972) 726-9203

_____________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On October 26, 2016, Blackboxstocks Inc. (the "Company") entered into a Stock Purchase Agreement (the "Purchase Agreement") with Stephen Chiang, a resident of Singapore (the "Investor"), pursuant to which the Company sold 3,000,000 shares of the Company's common stock, $0.001 par value (the "Common Stock") in a private offering (the "Offering") to the Investor at a price of $0.50 per share, for total consideration to the Company of $1,500,000.  In connection with the Purchase Agreement transaction, the Company and the Investor also entered into an Investor Rights Agreement dated October 26, 2016 (the "Rights Agreement"), the Investor, the Company, Karma BlackBox, LLC, a stockholder of the Company and Gust C. Kepler, a stockholder, Director and the President, Chief Executive Officer, Chief Financial Officer and Secretary of the Company (Mr. Kepler and Karma Blackbox, LLC are collectively referred to as the "Key Holders"), entered into a Right of First Refusal and Co-Sale Agreement (the "Key Holder Agreement"), Mr. Kepler and the Company entered into an Employee Non-Compete Agreement dated October 21, 2016 and the Company and Jeff Sharrock, Director of Operations of the Company, entered into an Employee Non-Compete Agreement dated October 21, 2016.

Under the Rights Agreement, the Company granted the Investor piggy back registration rights, a right of first offer to purchase new securities issued by the Company and the Company agreed to deliver to the Investor copies of the Employee Non-Compete Agreements executed by Messrs. Kepler and Sharrock.

Under the Key Holder Agreement, the Key Holders granted the Investor a right of first refusal to purchase certain shares of Common Stock proposed to be transferred by such Key Holders and a right of co-sale to participate on a pro rata basis in proposed Key Holder transfers of Common Stock.

The Employee Non-Compete Agreements between the Company and Messrs. Kepler and Sharrock, respectively, prohibit use or disclosure of Company confidential information, competition with the Company and solicitation of Company employees and customers for a period of one year following termination of their employment with the Company.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure contained under Item 1.01 above is incorporated into this item by reference.

The securities issued in the Offering were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act.  An appropriate legend was affixed to the share certificate issued in the Offering.  The Company believes that the Investor was an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act, and had such knowledge and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in its Common Stock. The Investor had adequate access to information about the Company. The Offering described above did not involve general solicitation or advertising.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit	Description

10.1	Stock Purchase Agreement dated effective October 26, 2016, by and between Blackboxstocks Inc. and Stephen Chiang.
10.2	Investor Rights Agreement dated October 26, 2016 between Blackboxstocks Inc. and Stephen Chiang.
10.3	Right of First Refusal and Co-Sale Agreement dated October 26, 2016 among Blackboxstocks Inc., Stephen Chiang, Karma BlackBox, LLC and Gust C. Kepler.
10.4	Employee Non-Compete Agreement dated October 21, 2016 between Blackboxstocks Inc. and Gust Kepler.
10.5	Employee Non-Compete Agreement dated October 21, 2016 between Blackboxstocks Inc. and Jeff Sharrock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2016

BLACKBOXSTOCKS INC.

By: /s/Gust Kepler
Gust Kepler, President and Chief Executive Officer